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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                                    FORM 8-A

                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   TEXACO INC.
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                              74-1383447
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        2000 Westchester Avenue
         White Plains, New York                            10650
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
effective pursuant to General             effective pursuant to General
Instruction A.(c), please check the       Instruction A.(d), please check the
following box. |X|                        following box. |_|


Securities Act registration statement file number to which this form relates:
                                                             (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       -------------------                  -----------------------------------
Rights to Purchase Series D Junior               New York Stock Exchange
  Participating Preferred Stock


Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ----------------
                                      None


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     This Amendment No. 1 ("Amendment No. 1") amends and supplements the Form
8-A (the "Form 8-A") originally filed on March 31, 1989 by Texaco Inc., a Delaware corporation (the "Company"). This Amendment No. 1 relates to a recent amendment to the Company's Amended Rights Agreement dated as of March 16, 1989, as amended as of April 28, 1998. The Amended Rights Agreement was approved by the stockholders of the Company on April 28, 1998 and was filed with the Securities and Exchange Commission as Exhibit 1 to the Company's Proxy Statement dated March 17, 1998, SEC File No. 1-27.

     All capitalized terms used in this Amendment No. 1 without definition have the meanings attributed to them in the Form 8-A.

     The items of the Form 8-A set forth below are hereby amended and supplemented as follows:

Item 1.   Description of Registrant's Securities to be Registered

     Item 1 is amended by adding the following paragraph immediately after the final paragraph thereof:

               On October 15, 2000, the Company entered into an Agreement and Plan of Merger among the Company, Chevron Corporation, a Delaware corporation, and Keepep Inc., a Delaware corporation (the "Merger Agreement") and two related Stock Option Agreements. In connection with these agreements and the transactions contemplated thereby, the Company and the Rights Agent entered into Amendment No. 1 dated as of October 15, 2000 to the Amended Rights Agreement, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 2.   Exhibits

     Item 2 is amended by adding the following language at the end thereof:

     2. Amendment No. 1 to Amended Rights Agreement dated as of October 15, 2000 between Texaco Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 25, 2000


                                            TEXACO INC.

                                            By: /s/   Michael H. Rudy
                                               ---------------------------------
                                               Name:  Michael H. Rudy
                                               Title: Secretary


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                                INDEX TO EXHIBITS

Exhibit No.     Description
-----------     -----------

2. Amendment No. 1 to Amended Rights Agreement dated as of October 15, 2000 between Texaco Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

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